UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 6, 2007

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PharmaNet Development Group, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-16119	59-2407464
(State or Other Jurisdiction of Incorporation)	Commission File Number)	(IRS Employer Identification No.)

504 Carnegie Center, Princeton, NJ 08540

(Address of Principal Executive Offices) (Zip Code)

(609) 951-6800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of PharmaNet Development Group, Inc. (the “Company”) awarded the following compensation to the Company’s executive officers based upon the Company’s 2006 performance and the individual executive officer’s performance for 2006.

Executive Officer	Title	2007 Base Salary(1)	2006 Cash Bonus
Jeffrey P. McMullen	President and Chief Executive Officer	$695,000	$975,000
John P. Hamill	Executive Vice President, Chief Financial Officer, Secretary and Treasurer	$390,000	$210,047
Johane Boucher-Champagne	Executive Vice President Early Clinical Development	$351,000	$113,663
Mark Di Ianni	Executive Vice President, Strategic Initiatives and President, Early Stage Development	$400,000	$ 98,925
David Natan	Executive Vice President Reporting and Analysis	$360,984	$192,837
Dr. Thomas J. Newman	Executive Vice President Late Stage Development	$494,000	$241,965
Marc LeBel(2)	Executive Vice President Bioanalytical Laboratories	N/A	$105,322

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(1)

Does not include any perquisites and related tax gross up, if any. Additional details regarding the complete compensation package for each executive officer will be disclosed in the Company’s 2007 proxy statement.

(2)

Effective March 18, 2007, Marc LeBel will no longer be an employee of the Company.

The foregoing salary increases and cash awards were made pursuant to the executive officer’s current employment agreements, as applicable, and no amendments to such agreements were made at the current time. The Company expects to amend each of Mr. Di Ianni and Ms. Boucher-Champagne employment agreements in the first half of 2007 in order to reflect, as previously disclosed, their appointment to new positions at the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 9, 2007

PHARMANET DEVELOPMENT GROUP, INC.

By:	/s/ JOHN P. HAMILL
Name:	John P. Hamill
Title:	EVP and Chief Financial Officer

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